Exhibit 23(a)


                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Florida Power & Light Company ("FPL") on Form S-4 of our report dated February 10, 1995 appearing in FPL's Annual Report on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


     /s/ Deloitte & Touche LLP

     Deloitte & Touche LLP


     Miami, Florida
     May 16, 1995